UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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OFFICE DEPOT, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
T-S CAPITAL PARTNERS, LLC
ROBERT TELLES
CYNTHIA JAMISON
ROBERT NARDELLI
DAVID SIEGEL
JOSEPH VASSALLUZZO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of Starboard’s slate of four highly-qualified director nominees at the upcoming 2013 annual meeting of stockholders of Office Depot, Inc., a Delaware corporation, to be held on August 21, 2013.

On June 26, 2013, Starboard issued the following press release:

Starboard Pleased with Delaware Court Order Prohibiting Office Depot from Further Unnecessary Delay or Postponement of Its 2013 Annual Meeting

Sets Record Straight as to Events and Circumstances Surrounding Delaware Action

Office Depot Required to Hold Annual Meeting on August 21, 2013

Starboard Withdraws Consent Solicitation and Announces Intention to Seek the Election of Four Highly-Qualified Director Nominees at Upcoming Annual Meeting

Continues to be in Favor of OfficeMax Merger But Strongly Believes Office Depot Board Should be Reconstituted Now with Starboard's Highly-Qualified Director Nominees

NEW YORK, June 26, 2013 -- Starboard Value LP (together with its affiliates, "Starboard"), the largest common shareholder of Office Depot, Inc. (NYSE: ODP) ("Office Depot" or the "Company"), with a 14.8% ownership stake, announced today that it is pleased that the Delaware Chancery Court (the "Delaware Court") has ordered Office Depot to hold its 2013 Annual Meeting on August 21, 2013 absent certain, limited circumstances.  Starboard filed a complaint on June 12, 2013 requesting the Delaware Court compel Office Depot to promptly hold its 2013 Annual Meeting for the election of directors in accordance with Delaware law since it had been more than 13 months since Office Depot's last such meeting.  Starboard had been pressing Office Depot for several months to schedule its 2013 Annual Meeting and commenced a consent solicitation to remove several existing directors in favor of Starboard's nominees when it became apparent the Company would continue to indefinitely delay holding its annual election of directors.  On June 17, 2013, in clear reaction to Starboard's lawsuit, Office Depot finally announced it will hold its 2013 Annual Meeting on August 21, 2013.

Contrary to a statement by Neil Austrian, Chairman and Chief Executive Officer of Office Depot, in the Company's press release issued yesterday, Office Depot refused to advise Starboard of its intention to schedule the 2013 Annual Meeting, thereby forcing Starboard to commence proceedings to compel an annual meeting under Delaware law.  Only after commencement of the Delaware action did Office Depot suddenly announce the scheduled date for its 2013 Annual Meeting.  Starboard attempted to obtain Office Depot's voluntary agreement to a stipulation that would prevent Office Depot from unilaterally delaying or postponing the 2013 Annual Meeting any further.  After Office Depot refused to agree to such a stipulation, Starboard proceeded to file a motion seeking a court order to such effect since it could not trust the Board to adhere to the August 21, 2013 date.

As a result of the court order obtained by Starboard, the Company cannot unilaterally postpone or delay the Annual Meeting any further, and shareholders will finally have the opportunity to elect directors on August 21, 2013, close to four months after Office Depot has historically held its annual meeting.

Based upon the court order, Starboard also announced today it has decided to forego its consent solicitation and instead seek the election of four of its highly-qualified candidates, Cynthia T. Jamison, Robert L. Nardelli, Jeffrey C. Smith and Joseph S. Vassalluzzo, at the upcoming 2013 Annual Meeting.  Starboard intends to file its proxy materials with the Securities & Exchange Commission in the coming days.

While Starboard is in favor of the OfficeMax Merger, it continues to strongly believe that the Office Depot Board must be significantly enhanced now with new, highly-qualified directors to (i) immediately improve the current operating performance of the business on a stand-alone basis and to be in position to maximize the longer term synergies with OfficeMax, if the OfficeMax Merger is approved, and (ii) contribute the most highly qualified directors to the combined Company's Board if and when the Office Max Merger is consummated.

Starboard is extremely disappointed and frustrated by the Board's failure to work constructively with Starboard to reconstitute the Board in a manner consistent with the best interests of the Company's shareholders.

Starboard's Director Nominees for the 2013 Annual Meeting:

Cynthia T. Jamison serves on the board of directors of Tractor Supply Company, where she is currently lead director and has served as the chair of several committees since joining the board in 2002.  Ms. Jamison has also served as a director of B&G Foods, Inc., since 2004.  Previously, Ms. Jamison served on the boards of directors of Cellu Tissue Holdings, Inc. and Horizon Organic Holding Corp. before both companies were sold at high premiums to their market prices.  As part of her role as a partner with Tatum LLC ("Tatum"), an executive services firm, Ms. Jamison has been the Chief Financial Officer or Chief Operating Officer of several publicly and privately held companies, including AquaSpy, Inc., eMac, Inc, a joint venture between McDonald's Corporation and KKR & Co. L.P., and Cosi, Inc.  Prior to joining Tatum, Ms. Jamison served as Chief Financial Officer of Chart House Enterprises and held various positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen LLP.  Ms. Jamison's experience in handling financial and technical turnaround challenges together with her high level, strategic insight at the governance level, make her an excellent candidate for the Board.

Robert L. Nardelli is the founder and Chief Executive Officer of XLR-8, LLC, Investment & Advisory Co., an investment and consulting company, he established in 2012.  Commencing in 2007, Mr. Nardelli has served in several capacities at Cerberus Capital Management, L.P. ("Cerberus"), a private investment firm, including as an Interim CEO of several of its portfolio companies and as the CEO of Cerberus Operations & Advisory Company, LLC, and is currently the Senior Advisor to Steve Feinberg, Cerberus' founder. In 2007, Cerberus named Mr. Nardelli to the role of Chairman and CEO of Chrysler LLC ("Chrysler"), the automaker,  which he held until 2009, at which time he returned to Cerberus. While at Chrysler, Mr. Nardelli implemented several strategic moves that analysts say helped the firm emerge from restructuring.   Mr. Nardelli was also the CEO and Chairman of The Home Depot, Inc. ("Home Depot"), the home improvement retailer, from 2000 through 2006, where he also served as a director. During Mr. Nardelli's tenure, Home Depot's revenues and net earnings doubled, 1,000 new stores were opened and 135,000 new jobs were added.  From 2002 until 2005, Mr. Nardelli served on the Board of Directors of The Coca-Cola Company.  He also held several senior executive posts at General Electric Company during the period from 1971 to 2000, except from 1988 – 1992, when he took leave of GE to become Senior Vice President and General Manager of the Case Construction Equipment global company. While at GE, Mr. Nardelli was the Chief Executive Officer of two of its major companies, GE Power Systems and GE Transportation Systems. He earned  an MBA from the University of Louisville in 1975 and a Bachelor of Science degree in business from Western Illinois University in 1971.  His 40-plus years of global operating experience, financial expertise, consistent performance and an impressive track record serving on the boards of directors of public companies, will make him a valuable addition to the Board.

Jeffrey C. Smith is co-Founder, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, a New York-based investment firm that is the largest shareholder of Office Depot.  Mr. Smith has extensive public company board experience.  Currently, he serves on the board of directors of Regis Corporation and Quantum Corporation.  Previously, he was the Chairman of the Board of Phoenix Technologies Ltd. until its sale to Marlin Equity Partners, and served on the boards of directors of Zoran Corporation until its sale to CSR plc, Actel Corporation until its sale to Microsemi Corporation, S1 Corporation, Kensey Nash Corp. and SurModics Inc.  Mr. Smith also served as a member of the Management Committee for Register.com.  In addition to extensive public board experience, Mr. Smith has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation.  Mr. Smith's extensive public board experience and experience in a variety of industries together with his management experience in a variety of roles will enable him to provide invaluable oversight to the Company's Board.

Joseph S. Vassalluzzo currently serves as a director on a number of public company boards, including Federal Realty Investment Trust, where he is Non- Executive Chairman of the Board, and Life Time Fitness, where he is Lead Director and Chairman of the Compensation Committee. Mr. Vassalluzzo also operates a retail consulting business and served as a director and Chairman of the Nominating Committee of iParty Corp until its sale to Party City Holdings Inc. in May 2013.  Previously, among other roles, Mr. Vassalluzzo was employed by Staples, Inc. ("Staples"), from 1989 until 2005, most recently as Vice Chairman, where he had world-wide responsibility for all of Staples' real estate activities, including, but not limited to: the development and management of all retail stores; distribution; office and warehouse centers; all engineering, construction and design activities; and facilities management.  In addition, Mr. Vassalluzzo was responsible for the legal department's activities and negotiated the majority of Staples M&A transactions. Mr. Vassalluzzo's managerial and industry knowledge, as well as his extensive service on public company boards, make him an excellent candidate for the Board.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2013 annual meeting of stockholders of Office Depot, Inc., a Delaware corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard LLC"), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, T-S Capital Partners, LLC (“T-S Capital”), Robert Telles, Cynthia Jamison, Robert Nardelli, David Siegel and Joseph Vassalluzzo (collectively, the "Participants").

As of the date of this filing, Starboard V&O Fund owned directly 12,711,135 shares of common stock, $0.01 par value (the "Common Stock"), of the Company.  As of the date of this filing, Starboard LLC owned directly 2,829,381 shares of Common Stock.   Starboard Value LP, as the investment manager of Starboard V&O Fund and of a certain managed account (the "Starboard Value LP Account") and the Manager of Starboard LLC, may be deemed the beneficial owner of an aggregate of 42,100,000 shares of Common Stock held directly by Starboard V&O Fund and Starboard LLC and including 26,559,484 shares of Common Stock held in the Starboard Value LP Account.  Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the 42,100,000 shares of Common Stock held directly by Starboard V&O Fund and Starboard LLC and held in the Starboard Value LP Account.  As of the date of this filing, T-S Capital beneficially owns 100,000 shares of Common Stock and each of Messrs. Siegel and Telles, as the Managing Members of T-S Capital may be deemed the beneficial owners of the shares of Common Stock owned by T-S Capital. In addition, as of the date of this filing, Mr. Siegel owns directly 1,250 shares of Common Stock. As of the date of this filing, Mr. Nardelli owns 68,389 shares of Common Stock and Mr. Vassalluzzo owns 14,450 shares of Common Stock. As of the date of this filing, Ms. Jamison  does not own shares of Common Stock of the Company.